UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

185 Berry Street
Suite 4800
San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

On June 3, 2010, FiberTower Corporation (the “Company”) held its annual meeting of the stockholders of the Company.  At the meeting, the stockholders elected each of the three directors listed below and approved each of the other proposals submitted to the stockholders.  The final voting results with respect to each proposal voted upon at the annual meeting are set forth below.

	For	Withhold	Broker Non-Votes
1. Election of three Class I Directors:
Randall A. Hack	28,876,851	2,821,969	8,566,244
Mark E. Holliday	31,372,390	326,430	8,566,244
Kurt J. Van Wagenen	31,374,225	324,595	8,566,244

	For	Against	Abstain
2. Amendment of the Certificate of Incorporation to reduce the size of the Board of Directors from nine members to seven members	40,238,512	18,566	7,966

	For	Against	Abstain
3. Adoption of the FiberTower Corporation 2010 Stock Incentive Plan	37,396,374	2,861,161	7,509

	For	Against	Abstain
4. Amendment of the existing Amended and Restated Stock Incentive Plan to eliminate further increases of the number of shares available for issuance under the plan	40,162,586	98,869	3,589

	For	Against	Abstain
5. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010	40,230,791	26,800	7,453

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: June 9, 2010	By:	/s/ Kurt Van Wagenen
	Name:	Kurt Van Wagenen
	Title:	Chief Executive Officer